Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of our reports dated March 3, 2014, relating to the consolidated financial statements of Brookfield Canada Office Properties (the “Trust”) and the effectiveness of the Trust’s internal control over financial reporting appearing in the Current Report on Form 6K of the Trust for the year ended December 31, 2013 dated March 3, 2014.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
March 28, 2014

Toronto, Canada